                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                              36-0899825
                                                            (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)


ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                      60670-0126
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------

                        COLUMBUS SOUTHERN POWER COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


                 OHIO                                           31-4154203
   (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

      215 NORTH FIRST STREET
         COLUMBUS, OHIO                                              43215
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on
         the   6th day of September, 1995.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE,

                     BY  /S/ R. D. MANELLA

                          R. D. MANELLA
                          VICE PRESIDENT


* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).





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


                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               September 6, 1995


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Columbus Southern Power Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:      /s/ R. D. Manella
                                           -------------------------
                                           R. D. Manella
                                           Vice President


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
                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago        Call Date: 06/30/95  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460                                           Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                               DOLLAR AMOUNTS IN                   C400
                                                                                   THOUSANDS            RCFD   BIL MIL THOU   <-
                                                                               -----------------        ----   ------------  ----
ASSETS
1.    Cash and balances due from depository institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and currency and coin(1)  . . . . .                               0081     3,184,875    1.a.
      b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . .                               0071     8,932,069    1.b.
2.    Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A)  . . .                               1754       249,502    2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D) . .                               1773       536,856    2.b.
3.    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . .                               0276     2,897,736    3.a.
      b. Securities purchased under agreements to resell  . . . . . . . .                               0277     1,417,129    3.b.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule
      RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     RCFD 2122   16,567,408                          4.a.
      b. LESS: Allowance for loan and lease losses  . . . . . . . . . . .     RCFD 3123      358,877                          4.b.
      c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . .     RCFD 3128         0                             4.c.
      d. Loans and leases, net of unearned income, allowance, and
         reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . .                               2125    16,208,531    4.d.
5.    Assets held in trading accounts . . . . . . . . . . . . . . . . . .                               3545    13,486,931    5.
6.    Premises and fixed assets (including capitalized leases)  . . . . .                               2145       516,279    6.
7.    Other real estate owned (from Schedule RC-M)  . . . . . . . . . . .                               2150        11,216    7.
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . .                               2130        12,946    8.
9.    Customers' liability to this bank on acceptances outstanding  . . .                               2155       501,943    9.
10.   Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . .                               2143       111,683    10.
11.   Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . .                               2160     1,258,270    11.
12.   Total assets (sum of items 1 through 11)  . . . . . . . . . . . . .                               2170    49,325,966    12.

--------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    The First National Bank of Chicago          Call Date:   06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                             Page RC-2
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                           DOLLAR AMOUNTS IN
                                                                              THOUSANDS                     BIL MIL THOU
                                                                           -----------------                ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)  . . . . . . . . . . . . . . . . .                          RCON 2200   14,889,235   13.a.
         (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . .   RCON 6631  5,895,584                            13.a.(1)
         (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . .   RCON 6636  8,993,651                            13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . .                          RCFN 2200   13,289,760   13.b.
         (1) Noninterest bearing  . . . . . . . . . . . . . . . . . . .   RCFN 6631    315,549                            13.b.(1)
         (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . .   RCFN 6636 12,974,211                            13.b.(2)
14.   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
      its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal funds purchased  . . . . . . . . . . . . . . . . . . .                          RCFD 0278    2,942,186   14.a.
      b. Securities sold under agreements to repurchase . . . . . . . .                          RCFD 0279    1,160,512   14.b.
15.   a. Demand notes issued to the U.S. Treasury . . . . . . . . . . .                          RCON 2840      112,768   15.a.
      b. Trading Liabilities  . . . . . . . . . . . . . . . . . . . . .                          RCFD 3548    7.872,221   15.b.
16.   Other borrowed money:
      a. With original maturity of one year or less . . . . . . . . . .                          RCFD 2332    2,402,829   16.a.
      b. With original  maturity of more than one year  . . . . . . . .                          RCFD 2333      643,987   16.b.
17.   Mortgage indebtedness and obligations under capitalized
      leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 2910      278,108   17.
18.   Bank's liability on acceptance executed and outstanding . . . . .                          RCFD 2920      501,943   18.
19.   Subordinated notes and debentures . . . . . . . . . . . . . . . .                          RCFD 3200    1,225,000   19.
20.   Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . .                          RCFD 2930      981,938   20.
21.   Total liabilities (sum of items 13 through 20)  . . . . . . . . .                          RCFD 2948   46,300,487   21.
22.   Limited-Life preferred stock and related surplus  . . . . . . . .                          RCFD 3282            0   22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus . . . . . . . . . .                          RCFD 3838            0   23.
24.   Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 3230      200,858   24.
25.   Surplus (exclude all surplus related to preferred stock)  . . . .                          RCFD 3839    2,314,642   25.
26.   a. Undivided profits and capital reserves . . . . . . . . . . . .                          RCFD 3632      510,093   26.a.
      b. Net unrealized holding gains (losses) on available-for-sale
         securities . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 8434        (880)   26.b.
27.   Cumulative foreign currency translation adjustments . . . . . . .                          RCFD 3284          766   27.
28.   Total equity capital (sum of items 23 through 27) . . . . . . . .                          RCFD 3210    3,025,479   28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28) . . . . . . . . . . . . . .                          RCFD 3300   49,325,966   29.

Memorandum
To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed
      for the bank by independent external                                                             Number
      auditors as of any date during 1993 . . . . . . . . . . . . . . .                      RCFD 6724     N/A          M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =    Review of the bank's financial statements by external auditors

6 =    Compilation of the bank's financial statements by external auditors

7 =    Other audit procedures (excluding tax preparation work)

8 =    No external audit work

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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